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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of James F. Wirth and Gregory D. Bruhn, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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
              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

/s/ JAMES F. WIRTH                      Trustee, Chairman, President and        June 3, 1998
--------------------------------------  Chief Executive Officer
James F. Wirth

/s/ GREGORY D. BRUHN                    Trustee, Executive Vice President,      June 4, 1998
--------------------------------------  Chief Financial Officer,
Gregory D. Bruhn                        Treasurer and Secretary

/s/ MARC E. BERG                        Trustee                                 June 3, 1998
--------------------------------------
Marc E. Berg

/s/ LEE J. FLORY                        Trustee                                 June 4, 1998
--------------------------------------
Lee J. Flory

/s/ EDWARD G. HILL                      Trustee                                 June 3, 1998
--------------------------------------
Edward G. Hill

/s/ MARK J. NASCA                       Trustee                                 June 4, 1998
--------------------------------------
Mark J. Nasca
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